UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2014

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-16753	06-1500476
(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders

(a) On April 23, 2014, the Company held its 2014 Annual Meeting of Stockholders.

(b) The following items of business were voted upon by the Company’s stockholders at the 2014 Annual Meeting:

1.	Each of the Board of Directors’ nominees for director was elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, by the vote set forth in the table immediately below:

Director	For	Against	Abstain	Broker Non-Votes
Mark G. Foletta	38,820,886	607,802	22,190	4,869,897
R. Jeffrey Harris	38,844,030	584,658	22,190	4,869,897
Michael M.E. Johns, M.D.	38,846,530	582,158	22,190	4,869,897
Martha H. Marsh	38,846,839	582,532	21,507	4,869,897
Susan R. Salka	38,834,247	595,124	21,507	4,869,897
Andrew M. Stern	38,826,689	601,999	22,190	4,869,897
Paul E. Weaver	38,821,405	607,283	22,190	4,869,897
Douglas D. Wheat	38,824,882	603,806	22,190	4,869,897

2.	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
38,208,774	1,209,687	32,417	4,869,897

3.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the vote set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
43,602,210	696,595	21,970	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 25, 2014	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer